UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 16, 2018

PUREBASE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-188575	27-2060863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8625 State Hwy. 124
Ione, CA 95640
(Address of principal executive offices)

Registrant's telephone number, including area code: (209) 257-4331

 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Director

On October 16, 2018 John Gingerich submitted his resignation from the Purebase Corporation Board of Directors. In so doing, Mr. Gingerich also relinquished his positions on the Board's Audit and Compensation Committees.

In his resignation letter, Mr. Gingerich cited various concerns he had regarding decisions being made by the Purebase Board including those concerning various related entities and their respective shareholders. Purebase Corp (the"Company") believes that since Mr. Gingerich personally did not agree with various business decisions and corporate transactions being approved by all the other Directors on the Board, he decided, as stated in his resignation letter, that he could no longer contribute in a meaningful way as a Director of the Company which caused his resignation from the Company's Board of Directors.

The Board has recently appointed a new disinterested Director, Thomas Swett, to assume Mr. Gingerich's positions on the Compensation and Audit Committees. The Company's Board will continue its policy of having any matters coming before the Board which present a conflict of interest to be reviewed and approved by the two independent Directors, namely Mr. Swett and Mr. Calvin Lim.

Item 9.01     Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit

99.1	John Gingerich Letter of Resignation as a Director dated October 16, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREBASE CORPORATION

Date: October 22, 2018	By:	/s/ A.Scott Dockter
A. Scott Dockter
Chief Executive Officer